UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  October 1, 2007
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


               001-09293                     73-1016728
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      (Commission File Number)     (IRS Employer Identification No.)


           One Pre-Paid Way
               Ada, OK                                 74820
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(Address of Principal Executive Offices)            (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On October 1, 2007, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing our membership production and recruiting information for the three months ended September 30, 2007. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

   Exhibit No.                  Description
   -----------                  -----------

       99.1         Company Press Release dated October 1, 2007


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:  /s/ Steve Williamson
                               -----------------------------------------------
                               Steve Williamson, Chief Financial Officer

Date:  October 1, 2007





For Release 8:30 a.m. Eastern                      Company    Steve Williamson
Monday, October 1, 2007                            Contact:      (580) 436-1234

      Pre-Paid Announces 2007 3rd Quarter Membership And Recruiting Results

ADA, OK, October 1, 2007 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported new memberships produced and new sales associates enrolled for the 2007 third quarter. During the 3rd quarter of 2007, new sales associates enrolled increased 2.7% compared to the third quarter of 2006. Memberships produced decreased by ..7% while new membership fees written decreased by 3.3% and our active membership base increased 1.9% compared to the comparable period of the previous year.


On a sequential quarterly basis, new associates enrolled increased 14.1%; new memberships produced increased 5.6%, new membership fees written increased 5.6% and our active membership base increased by 14,986 memberships.

------------------------------------------------------------------------------- -----------------------------------------
                                                                                           Three Months Ended
New Memberships:                                                                 9/30/2007     6/30/2007     9/30/2006
----------------                                                                -----------    ----------    -----------
New legal service membership sales..........................................        145,530       138,083       148,311
New "stand-alone" IDT membership sales......................................          8,771         8,082         7,047
                                                                                ------------   -----------   -----------
         Total new membership sales.........................................        154,301       146,165       155,358
                                                                                ------------   -----------   -----------

New "add-on" IDT membership sales...........................................        100,888        92,382       102,341

Average Annual Membership fee...............................................        $325.98       $326.04       $334.70

Active Memberships:
Active legal service memberships at end of period...........................      1,496,319     1,484,414     1,484,456
Active "stand-alone" IDT memberships at end of period (see note below)......         78,237        75,156        60,816
                                                                                ------------   -----------   -----------
         Total active memberships at end of period..........................      1,574,556     1,559,570     1,545,272
                                                                                ------------   -----------   -----------
Active "add-on" IDT memberships at end of period (see note below)...........        616,919       587,550       529,983

New Sales Associates:
New sales associates recruited..............................................         43,555        38,175        42,395

Average enrollment fee paid by new sales associates.........................         $40.74        $44.65        $49.74

Average Membership fee in force:
Average Annual Membership fee...............................................        $297.52       $295.98       $292.60

Note - reflects 5,506 net transfers from "add-on" status to "stand-alone" status during the quarter
-------------------------------------------------------------------------------------------------------------------------


Our total active membership fees in force increased approximately 3.6% during the last year and continue our trend of increasing our membership fees. Membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) was 73.3% for the 12 month period ended September 30, 2007 an increase from the 70.9% for the 12 month period ended September 30, 2006 and the highest level since the 12 month period ended June 30, 2000.


Our third quarter 2007 corporate finance focus has again been on share repurchases. During the 3rd quarter, we returned $18.3 million to shareholders through the repurchase of 355,419 shares of common stock, at an average per share price of $51.45. Since April 1999, we have returned $339.3 million to shareholders through the purchase of 12.2 million shares, average price of $27.71 per share, and $17.1 million in dividends for a combined total of $356.4 million representing more than 110 percent of our net earnings during the same timeframe.

We anticipate announcing our 2007 third quarter financial results on October 22, 2007 after the market closes. The Company will conduct a conference call to present the third quarter results on Wednesday, October 24, 2007, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (719) 325-4796. Audio replay will be available beginning at 11:30 a.m. Eastern Time on October 24, 2007 and will run through midnight Wednesday, October 31, 2007 by dialing (719) 457-0820; passcode for the replay is 3197924. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at www.prepaidlegal.com.

Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section  21E  of  the  Securities  Exchange  Act of  1934.  The  forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to significantly increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2006 Form 10-K and pages 7 and 8 of our June 30, 2007 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.
                                      ###